                                                                  EXHIBIT 99.3


BT SECURITIES CORPORATION                CS FIRST BOSTON
ONE BANKERS TRUST PLAZA                  LEVERAGED FINANCE DEPARTMENT
130 LIBERTY STREET                       55 E. 52ND STREET
NEW YORK, NEW YORK 10006                 NEW YORK, NEW YORK 10055

                                   TO TENDER

                                      AND

                   TO CONSENT TO CERTAIN INDENTURE AMENDMENTS
                              WITH RESPECT TO THE
                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2002
                                    AND THE
                     9% SENIOR SUBORDINATED NOTES DUE 2003

                                       OF

                             RALPHS GROCERY COMPANY

                                PURSUANT TO THE
         PROSPECTUS AND SOLICITATION STATEMENT DATED JANUARY    , 1995

THE EXCHANGE OFFERS AND THE SOLICITATION WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON             , 1995, UNLESS EXTENDED (THE "EXPIRATION DATE").
TENDERS OF 10 1/4% SENIOR SUBORDINATED NOTES DUE 2002 AND 9% SENIOR SUBORDINATED NOTES DUE 2003 MAY ONLY BE WITHDRAWN AND THE CORRESPONDING CONSENTS MAY ONLY BE REVOKED, UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND SOLICITATION STATEMENT AND THE CONSENT AND LETTER OF TRANSMITTAL.

                                                                          , 1995

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Food 4 Less, Inc., Food 4 Less Holdings, Inc., Food 4 Less Supermarkets, Inc. ("Food 4 Less") and its subsidiaries to act as the Dealer Managers in connection with the Food 4 Less' offer, upon the terms and subject to the conditions set forth in the Prospectus and Solicitation
Statement dated January   , 1995 (the "Prospectus") and in the related Consent
and Letter of Transmittal and instructions contained therein (the "Letter of Transmittal"), to (i) holders of 10 1/4% Senior Subordinated Notes Due 2002 of Ralphs Grocery Company ("RGC") (the "Old RGC 10 1/4% Notes") to exchange for each $1,000 principal amount of Old RGC 10 1/4% Notes $1,000 principal amount of new Senior Subordinated Notes due 2005 (the "New Notes") plus $10.00 in cash (the "10 1/4% Exchange Payment"), plus accrued and unpaid interest to the date of the exchange (the "10 1/4% Exchange Offer") and (ii) holders of the 9% Senior Subordinated Notes Due 2003 of RGC (the "Old RGC 9% Notes" and, together with the Old RGC 10 1/4% Notes, the "Old RGC Notes") to exchange for each $1,000 principal amount of Old RGC 9% Notes $1,000 principal amount of New Notes plus $10.00 in cash (the "9% Exchange Payment," and, together with the 10 1/4% Exchange Payment, the "Exchange Payment"), plus accrued and unpaid interest to the date of the exchange (the "9% Exchange Offer," and together with the 10 1/4% Exchange Offer, the "Exchange Offers" and referred to herein individually as the applicable "Exchange Offer," as the case may be). Food 4 Less is also soliciting (the "Solicitation") consents (the "Consents") from holders of the Old RGC Notes ("Noteholders") to certain proposed amendments (the "Proposed Amendments") to the respective indentures under which the Old RGC Notes were issued (as described in the Prospectus under the captions "The Proposed Amendments" and "Comparison of Old RGC Notes and New Notes"). Upon consummation of the Exchange Offers and the Solicitation, Food 4 Less will deliver New Notes and make payments in cash (including accrued interest in cash on the Old RGC Notes and the corresponding Exchange Payment) to the holders of Old RGC Notes whose Old RGC Notes are accepted by Food 4 Less pursuant to the applicable Exchange Offer. Unless otherwise indicated, references herein to the Exchange Offers shall be deemed to include the Solicitation.

     The Exchange Offers and the Solicitation are not being made to (nor will the surrender of Old RGC Notes for exchange be accepted from or on behalf of) Noteholders in any jurisdiction in which the making or acceptance of such Exchange Offers or the Solicitation would not be in compliance with the laws of such jurisdiction.

     Enclosed herewith are copies of the following documents:

          1.  The Prospectus and Solicitation Statement;

          2. The Consent and Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

          3. Notice of Guaranteed Delivery to be used to accept the applicable Exchange Offer and the Solicitation if the Old RGC Notes and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus);

          4. A form of letter which may be sent to your clients for whose account you hold the Old RGC Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offers and the Solicitation;

          5. A return envelope addressed to the Exchange Agent; and

          6. A letter from the Vice President and Secretary of Food 4 Less.

     PLEASE NOTE THAT THE EXCHANGE OFFERS AND THE SOLICITATION WILL EXPIRE AT
12:00 MIDNIGHT, NEW YORK CITY TIME, ON             , 1995 UNLESS EXTENDED. WE
URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     The Company will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Managers) for soliciting tenders of the Old RGC Notes pursuant to the Exchange Offers and the Solicitation. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     Additional copies of the enclosed documents may be obtained from the Dealer Managers or the Information Agent, at their respective addresses and telephone numbers set forth on the back cover of the enclosed Prospectus.

                           BT SECURITIES CORPORATION
                          CS FIRST BOSTON CORPORATION

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE EXCHANGE AGENT, THE INFORMATION AGENT OR THE DEALER MANAGERS OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFERS OR THE SOLICITATION NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.